Exhibit 10.1

AGREEMENT FOR THE

PURCHASE AND SALE OF PREFERRED STOCK

This Agreement for the Purchase and Sale of Preferred Stock (hereinafter called the “Agreement”) is made and entered into by and between the Government of the Cayman Islands (hereinafter called the “Seller”), and Retractable Technologies, Inc., a Texas corporation (hereinafter called the “Purchaser”), effective as of November 30, 2015 (hereinafter called the “Effective Date”).  The Seller and the Purchaser are hereinafter collectively called the “Parties”.  All amounts herein denoted by ($) are in United States dollars.

WITNESSETH:

WHEREAS, the Seller owns, by operation of Cayman Islands law, Two Hundred Thousand (200,000) shares of the Series IV Class B Convertible Preferred Stock of the Purchaser standing in the name of Safari Street Limited (hereinafter called the “Preferred Stock”); and

WHEREAS, the term “Preferred Stock” shall mean and include all of the Seller’s right, title, and interest in and to the Preferred Stock and the associated rights of such Preferred Stock, including, but not limited to, all dividends in arrears; and

WHEREAS, the Seller has agreed to sell, assign, transfer, and convey the Preferred Stock to the Purchaser and the Purchaser has agreed to purchase the Preferred Stock from the Seller on the terms that are hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

(1)           RECITALS.  The foregoing recitals are true, correct, and complete and constitute the basis for this Agreement and they are incorporated into this Agreement for all purposes.

(2)           PURCHASE PRICE.  The purchase price to be paid by the Purchaser to the Seller for the Preferred Stock shall be Seven Hundred Twenty-Eight Thousand (728,000) shares of Common Stock of the Purchaser (the “Purchase Price”).  The Common Stock of the Purchaser trades on a stock exchange based in the United States (the NYSE MKT) and its stock price fluctuates (ticker: RVP).  The closing stock price on November 23, 2015 was $3.55 per share.  The Preferred Stock does not trade publicly.

(3)           WARRANTIES AND REPRESENTATIONS.  The Seller warrants and represents to the Purchaser as follows:

(A)     The Seller has full power and authority to tender, sell, assign, and transfer the Preferred Stock.

(B)     The Seller is the lawful owner in every respect, legal and equitable, direct and indirect, of the Preferred Stock.  The undersigned is authorized to execute this Agreement on behalf of and as the act of the Seller.

(C)     The Seller will, upon request, execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the sale, assignment, and transfer of the Preferred Stock tendered hereby.

(D)     The Seller was given adequate time and information to consider this transaction.  No representative or agent of the Purchaser exerted pressure of any kind on the Seller to participate in this transaction.

(E)     The Seller has knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the transaction under this Agreement.

(F)      The Seller acknowledges that this transaction is not a tender offer for the purposes of state and U.S. federal securities laws.

(G)     The Seller has read and understands the information about the Purchaser which has been publicly reported pursuant to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, including, but not limited to, the Purchaser’s Form 10-K filed on March 31, 2015 and its latest publicly filed interim financial statements on Form 10-Q filed on November 16, 2015, which are available at the SEC’s website at www.sec.gov.  The Seller acknowledges that ongoing legal proceedings detailed in the aforementioned reports and from time to time in other public disclosures filed with the SEC are material to the Purchaser’s business.  The Seller knows of no information about the Purchaser which should have been, but was not, publicly reported.

(4)           PURCHASER’S REPRESENTATIONS.  The Purchaser warrants and represents to the Seller as follows:

(A)      That Safari Street Limited is the registered owner in the books and records of the Purchaser of the 200,000 shares of Preferred Stock being sold under this Agreement.

(B)      The 728,000 shares of Common Stock being issued as the Purchase Price have been validly issued and are non-assessable, have been registered with the U.S. Securities and Exchange Commission, and are listed for trading on the NYSE MKT.  Upon closing this Agreement, the shares will be fully paid.

(5)           CONDITIONS PRECEDENT.  Prior to the Effective Date, Seller has provided the Purchaser with:

(A)      A completed Form W-8EXP to prevent withholding; and

(B)      Proof of ownership by Seller of the Preferred Stock previously owned by Safari Street Limited by operation of Cayman Islands law in a form acceptable to Purchaser’s legal counsel and Purchaser’s third party transfer agent.  A legal opinion from an attorney licensed to practice Cayman Islands law will be deemed to be acceptable for this purpose.

Prior to the Effective Date, the Purchaser has received an indication from its stock exchange that the Common Stock comprising the Purchase Price has been listed for trading on the stock exchange.  Prior to the Effective Date, the Purchaser has received all necessary corporate authorization to enter into this Agreement.

(6)           TRANSFER OF THE PREFERRED STOCK.  For, and in consideration of, the payment of the Purchase Price, the Seller hereby sells, assigns, transfers, and conveys all of the Seller’s right, title, and interest in and to the Preferred Stock to the Purchaser effective as of the Effective Date.  This is not a redemption as defined by the Certificate of Designation of the Preferred Stock, but is instead a privately negotiated agreement between the Parties.

The Seller tenders to the Purchaser the associated rights of such Preferred Stock, including, but not limited to, the conversion right, liquidation preference, and all dividends in arrears.  As of the Effective Date, the Seller’s dividends in arrears equal Three Million Ninety-Four Thousand Seven Hundred Ninety Four Dollars and Fifty-Two Cents ($3,094,794.52).

(7)           PURCHASE PRICE PAYMENT DATE.  The payment date of the Purchase Price will occur after the Effective Date and promptly following the availability of the new Common Stock comprising the Purchase Price.  If the Common Stock is delivered in physical certificates, the Purchaser shall cause such Common Stock certificate(s) to be delivered to the address of Seller shown in Section (21) hereof within two (2) weeks after the Effective Date.  If the Common Stock is delivered electronically, Purchaser shall cause the shares to become available within three (3) business days after the Effective Date.

(8)           TAXES.  Any United States federal income tax and any other tax consequences to the Seller of the sale, assignment, transfer, and conveyance of the Preferred Stock shall be the sole responsibility and liability of the Seller.

(9)           RESTRICTIONS ON TRANSFER OF COMMON STOCK.  The Common Stock issued to the Seller will be issued without trading restrictions.

(10)         APPOINTMENT OF ATTORNEY-IN-FACT WITH RESPECT TO THE STOCK.  The Seller hereby makes, constitutes, and appoints the Purchaser, with full power of substitution, as the Seller’s true and lawful attorney, for itself, and in its name, place, and stead, to execute, endorse, and deliver the Preferred Stock and any other certificates or other instruments, including any certificate for lost securities, that the Purchaser may deem necessary or advisable, in its sole judgment and discretion, in order to reflect the sale, assignment, transfer, and conveyance of the Preferred Stock from the Seller to the Purchaser.  The foregoing power of attorney is a power of attorney will expire within thirty (30) days after the Effective Date.

(11)         RELEASE BY THE SELLER.  The Seller, for itself, its legal representatives, successors, and assigns hereby fully, finally, and forever releases and discharges the Purchaser and its shareholders, officers, directors, affiliates, agents, and employees and their respective heirs, legal representatives, executors, administrators, successors, and assigns of and from any and all claims, actions, and causes of action and damages of every kind, whether known or unknown, whether contingent or matured, relating in any manner to the ownership by the Seller of the Preferred Stock and the sale of the Preferred Stock.

(12)         RELEASE BY THE PURCHASER.  The Purchaser, for itself, its legal representatives, successors, and assigns, hereby fully, finally, and forever releases and discharges the Seller and its legal representatives, successors, and assigns of and from any and all claims, actions, and causes of action and damages, whether known or unknown, whether contingent or matured, relating in any manner to the payment of the Purchase Price hereunder, but expressly excludes from this release any claims based upon or relating to an allegation that the Seller is not the legal owner of the Preferred Stock.

(13)         SURVIVAL OF AGREEMENTS.  All of the warranties, representations, covenants, and agreements made by the Parties in this Agreement shall survive the Effective Date and the execution and delivery of this Agreement and shall not be merged therein for the benefit of the Parties and their respective legal representatives, successors, and assigns.

(14)         TIME OF THE ESSENCE.  Time is of the essence in the performance of this Agreement.

(15)         CONDITIONS.  The Purchaser shall not be required to perform its obligations under this Agreement if any of the following conditions have not been satisfied or, to the extent permitted, waived.  This Agreement is subject to the condition that, at the time of the Effective Date, none of the following shall have occurred and be continuing which, regardless of the circumstances, makes it impossible or inadvisable to proceed with this Agreement:

(A)          There shall have been instituted, threatened in writing or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with this Agreement, that is, or is reasonably likely to be, in its reasonable judgment, materially adverse to its business, operations, properties, condition, assets, liabilities or prospects, or which, in its reasonable judgment, would or would be reasonably likely to prohibit, prevent, restrict or delay consummation of this Agreement or materially impair the contemplated benefits to the Purchaser of this Agreement;

(B)          An order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the Purchaser’s reasonable judgment, would or would be reasonably likely to prohibit, prevent, restrict or delay consummation of this Agreement or materially impair the contemplated benefits to the Purchaser of this Agreement, or that is, or is reasonably likely to be, materially adverse to the Purchaser’s business, operations, properties, condition, assets, liabilities or prospects;

(C)          There shall have occurred:

•      any general suspension of, or limitation on prices for, trading in securities in U.S. securities or financial markets; or

•      a tender or exchange offer for any or all of the Purchaser’s shares of Common Stock, or any merger, acquisition, business combination or other similar transaction with or involving the Purchaser that has been made, proposed or announced by any person or has been publicly disclosed.

The conditions to the offer are for the Purchaser’s benefit.  The Purchaser may assert them prior to the Effective Date. The Purchaser may waive them, in whole or in part, at any time and from time to time prior to the Effective Date, in its discretion, whether or not it waives any other condition to this Agreement.  Subject to any order or decision by a court or arbitrator of competent jurisdiction, any determination the Purchaser makes concerning the events described herein will be final and binding upon all persons.

(16)         ENTIRE AGREEMENT.  This Agreement supersedes any and all other understandings and agreements, either oral or in writing, between the Parties with respect to the sale, assignment, transfer, and conveyance of the Preferred Stock and constitutes the sole and only agreement between the Parties with respect to the sale, assignment, transfer, and conveyance of the Preferred Stock.  Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party with respect to the sale, assignment, transfer, and conveyance of the Preferred Stock, which are not embodied in this Agreement and that no agreement, statement or promise with respect to the sale, assignment, transfer, and conveyance of the Preferred Stock that is not contained in this Agreement shall be valid or binding or of any force or effect.  Seller expressly disclaims reliance on Purchaser’s representations or omissions and warrants that it is relying solely on its own judgment in making the decision to enter into this Agreement.

(17)         MODIFICATION AND ASSIGNMENT.  No change or modification of this Agreement shall be valid or binding upon the Parties unless the change or modification is in writing and signed by the Parties.  This Agreement may not be assigned by either Party.

(18)         HEADINGS.  The headings used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

(19)         TEXAS LAW TO APPLY.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE OF TEXAS LAW THAT MIGHT REFER THE GOVERNANCE, CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT TO THE LAWS OF ANOTHER STATE).

(20)         LEGAL CONSTRUCTION.  In the event that any one or more of the provisions contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal or unenforceable in any respect for any reason, the invalid, illegal or unenforceable provisions shall not affect any other provision of this Agreement and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

No provision of this Agreement shall be deemed to have been waived by either party unless the waiver is in writing and signed by the Parties.

(21)         NOTICE.  Any notice that is required or permitted to be given or delivered hereunder shall be deemed to be given or delivered only when actually received by the party to whom the notice is addressed or when actually delivered to the address of that party, as evidenced by a receipt signed by a person at the appropriate address, at the addresses set forth below, or at any other addresses that they have theretofore specified by written notice delivered in accordance herewith:

(A)          Notice to the Seller shall be delivered as follows:

Mr. Kenneth Jefferson

Financial Secretary and Chief Officer

Government of the Cayman Islands

Ministry of Finance and Economic Development

133 Elgin Avenue, Government Administration Building

George Town, Grand Cayman

Cayman Islands

(B)          Notice to the Purchaser shall be delivered as follows:

Mr. Douglas W. Cowan

Vice President and Chief Financial Officer

Retractable Technologies, Inc.

511 Lobo Lane

Little Elm, TX 75068

United States of America

Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was actually received shall be deemed to be receipt of the notice.

(22)         PLACE OF PERFORMANCE AND VENUE.  The obligations of the Parties under this Agreement shall be and are performable in Denton County, Texas.  The Parties consent and agree that venue of any action brought under this Agreement shall be in Denton County, Texas.

(23)         PARTIES BOUND.  The terms, provisions, warranties, representations, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the Parties and their respective legal representatives, successors, and assigns.

(24)         EXEMPTION FROM REGISTRATION.  The Purchaser is relying on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) to exempt this transaction from the registration requirements of the Securities Act.  The Purchaser is also relying on Section 18(b)(1)(A) of the Securities Act to exempt this transaction from the registration and qualification requirements of state securities laws.  The Purchaser has no contract, arrangement or understanding relating to the payment of, and will not, directly or indirectly, pay, any commission or other remuneration to any broker, dealer, salesperson, agent or other person for soliciting this transaction.  No person is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of this transaction.  The officers, directors, and employees of the Purchaser may facilitate this transaction and will answer inquiries, but they will not receive additional compensation for doing so.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(25)         OTHER INSTRUMENTS.  The Parties covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the obligations and agreements of the Parties that are set forth in this Agreement.

(26)     COUNTERPARTS. This Agreement may be executed in two counterparts, as if the signatures to each counterpart were upon a single instrument, and both such counterparts together shall be deemed an original of this Agreement.  Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

SIGNATURES

IN WITNESS WHEREOF, the Purchaser has executed this Agreement for the Purchase and Sale of Preferred Stock effective as of the Effective Date.

RETRACTABLE TECHNOLOGIES, INC.
PURCHASER

BY:	/s/ Thomas J. Shaw
Thomas J. Shaw
President and Chief Executive Officer

IN WITNESS WHEREOF, the Seller has executed this Agreement for the Purchase and Sale of Preferred Stock effective as of the Effective Date.

GOVERNMENT OF THE CAYMAN ISLANDS
Successor in interest to assets of Safari Street Limited
SELLER

By (Sign Name):	/s/ Kenneth Jefferson
Print Name: Kenneth Jefferson
Title: Financial Secretary and Chief Officer
Address: Government of the Cayman Islands
Ministry of Finance and Economic Development
133 Elgin Avenue, Government Administration Building
George Town, Grand Cayman, Cayman Islands
Telephone Number: (345) 244 2451